Exhibit 1.1

CIPHER MINING INC.

Shares of Common Stock

(par value $0.001 per share)

AMENDMENT NO. 1 TO CONTROLLED EQUITY OFFERINGSM SALES AGREEMENT

March 6, 2024

Cantor Fitzgerald & Co.

110 E. 59th St., 6th Floor

New York, NY 10022

Canaccord Genuity LLC

1 Post Office Square

30th Floor

Boston, MA 02109

Compass Point Research & Trading, LLC

1055 Thomas Jefferson Street NW, Suite 303

Washington, DC 20007

Needham & Company, LLC

250 Park Avenue

New York, NY 10177

Stifel, Nicolaus & Company, Incorporated

One South Street, 15th Floor

Baltimore, Maryland 21202

Virtu Americas LLC

1633 Broadway

New York, NY 10019

Ladies and Gentlemen:

Reference is made to the Controlled Equity OfferingSM Sales Agreement, dated as of August 3, 2023 (the “Agreement”), by and among Cipher Mining Inc., a Delaware corporation (the “Company”) and Cantor Fitzgerald & Co., Canaccord Genuity LLC, Compass Point Research & Trading, LLC and Needham & Company, LLC (each an “Existing Agent” and collectively, the “Existing Agents” and together with the Company, the “Parties”) pursuant to which the Company may issue and sell through the Existing Agents, each acting as sales agent or principal, shares of the Company’s common stock, par value $0.001 per share. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, the Parties wish to amend the Agreement through this Amendment No. 1 to the Controlled Equity OfferingSM Sales Agreement (this “Amendment”) to modify the definition of certain defined terms set forth in the Agreement and used therein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Amendments to the Agreement. The Parties agree, from and after the Effective Date, that:

(a)

The definitions of the terms “Agent” and “Agents” are hereby amended to read as follows: “Cantor Fitzgerald & Co., Canaccord Genuity LLC, Compass Point Research & Trading, LLC, Needham & Company, LLC, Stifel, Nicolaus & Company, Incorporated and Virtu Americas LLC (each an “Agent” and collectively, the “Agents”).”

(b)	Section 13 of the Agreement is hereby amended to include the following immediately after the contact information for Needham & Company, LLC:

Stifel, Nicolaus & Company, Incorporated

One South Street, 15th Floor

Baltimore, Maryland 21202

Fax No. (xxx) xxx-xxxx

Attention: Syndicate Department

Email: xxxxx@xxxxxxx.com

Virtu Americas LLC

1633 Broadway

New York, NY 10019

Attention: General Counsel

Email: xxxxx@xxxxxxx.com

(c)	The second sentence of Section 16 is hereby deleted and replaced with the following:

“Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and each Agent; provided, however, that Schedule 3 of this Agreement may be amended by either party from time to time by sending a notice containing a revised Schedule 3 to the other party in the manner provided in Section 13 and, upon such amendment, all references herein to Schedule 3 shall automatically be deemed to refer to such amended Schedule 3, and provided further, that the Company and any Agent may agree and execute a written instrument providing for a discount, commission or other compensation to be paid by the Company to such Agent upon each sale by such Agent of Placement Shares pursuant to this Agreement in an amount lower than the amount indicated in Schedule 2.”

(d)	Schedule 3 of the Agreement and the Form of Representation Date Certificate Pursuant to Section 7(l) of the Agreement shall be replaced in their entirety with the versions attached hereto.

SECTION 2. Obligations Binding upon Stifel, Nicolaus & Company, Incorporated and Virtu Americas LLC. Stifel, Nicolaus & Company, Incorporated and Virtu Americas LLC each hereby agree to be bound by the terms of the Agreement. Stifel, Nicolaus & Company, Incorporated and Virtu Americas LLC shall each be considered to be an Agent under the Agreement to the same extent as if they were parties to the Agreement on the date of the execution thereof.

SECTION 3. Expense Reimbursement. The Company will pay fees and disbursements of counsel to the Agents of up to $25,000 incurred in connection with this Amendment and other related documents.

SECTION 4. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment.

SECTION 5. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 6. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AMENDMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

SECTION 7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 8. Construction. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof. References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and each Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and each Agent.

Very truly yours,

CIPHER MINING INC.

By:	/s/ Edward Farrell
Name: Edward Farrell
Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to Sales Agreement]

ACCEPTED as of the date first-above written:

CANTOR FITZGERALD & CO.

By:	/s/ Sameer Vasudev
Name: Sameer Vasudev
Title: Managing Director

CANACCORD GENUITY LLC

By:	/s/ Jason Partenza
Name: Jason Partenza
Title: Managing Director

COMPASS POINT RESEARCH & TRADING, LLC

By:	/s/ Christopher Nealon
Name: Christopher Nealon
Title: President & COO

NEEDHAM & COMPANY, LLC

By:	/s/ Alec Jones
Name: Alec Jones
Title: Vice President

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Lewis Chia
Name: Lewis Chia
Title: Managing Director

VIRTU AMERICAS LLC

By:	/s/ Joshua R. Feldman
Name: Joshua R. Feldman
Title: Managing Director

[Signature Page to Amendment No. 1 to Sales Agreement]

SCHEDULE 3

Notice Parties

The Company

Tyler Page (xxxxx@xxxxxxx.com)

Edward Farrell (xxxxx@xxxxxxx.com)

William Iwaschuk (xxxxx@xxxxxxx.com)

Cantor Fitzgerald

Sameer Vasudev (xxxxx@xxxxxxx.com)

With copies to:

xxxxx@xxxxxxx.com

Canaccord Genuity

xxxxx@xxxxxxx.com

Compass Point

Burke Hayes (xxxxx@xxxxxxx.com)

Scott Dreyer (xxxxx@xxxxxxx.com)

Matt Anstey (xxxxx@xxxxxxx.com)

Allan Moulton (xxxxx@xxxxxxx.com)

Matt Rogers (xxxxx@xxxxxxx.com)

xxxxx@xxxxxxx.com

Needham

Matthew Castrovince (xxxxx@xxxxxxx.com)

Alec Jones (xxxxx@xxxxxxx.com)

Stifel

Daniel Covatta (xxxxx@xxxxxxx.com)

Mark White (xxxxx@xxxxxxx.com)

Lewis Chia (xxxxx@xxxxxxx.com)

Suzanne Hill (xxxxx@xxxxxxx.com)

Virtu

Jeffrey Lumby (xxxxx@xxxxxxx.com)

Joshua Feldman (xxxxx@xxxxxxx.com)

Conor Lumby (xxxxx@xxxxxxx.com)

With a copy to xxxxx@xxxxxxx.com

Form of Representation Date Certificate Pursuant to Section 7(l)

The undersigned, the duly qualified and elected [•], of Cipher Mining Inc., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(l) of the Sales Agreement, dated August 3, 2023, as amended by Amendment No. 1 to the Sales Agreement, dated March 6, 2024 (the “Sales Agreement”), by and among the Company and Cantor Fitzgerald & Co., Canaccord Genuity LLC, Compass Point Research & Trading, LLC, Needham & Company, LLC, Stifel, Nicolaus & Company, Incorporated and Virtu Americas LLC that to the best of the knowledge of the undersigned:

(i) The representations and warranties of the Company in Section 6 of the Sales Agreement are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; provided, however, that such representations and warranties also shall be qualified by the disclosure included or incorporated by reference in the Registration Statement and Prospectus; and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Capitalized terms used herein without definition shall have the meanings given to such terms in the Sales Agreement.

CIPHER MINING INC.

By:

Name:

Title:

Date: [•]